EXHIBIT 99.1

FOR IMMEDIATE RELEASE
PRESS RELEASE

AMERICAN BIOGENETIC SCIENCES, INC. ANNOUNCES NEW PRESIDENT AND NEW APPOINTMENT TO THE BOARD

Copiague, New York, May 6, 2002 - American Biogenetic Sciences, Inc. (ABS) (OTCBB:MABAA) announced today that James H. McLinden, Ph.D., Senior Vice President and Chief Scientific Officer of the Company since September 2000, has been appointed by the Board of Directors to the positions of President and Chief Operating Officer in addition to Chief Scientific Officer. Dr. McLinden replaced Josef C. Schoell as President and Chief Operating officer. Dr. McLinden will also serve as a member of the Board of Directors. Mr. Schoell will continue to serve as a member of the Board of Directors.

Dr. McLinden, who joined ABS in 1987 as Senior Director Molecular Biology, was appointed the Company's Vice President of Molecular Biology in 1991. Dr. McLinden was promoted to Senior Vice President and Chief Scientific Officer in September 2000. Dr. McLinden received his Ph.D. in Microbiology from the University of Kansas Medical School and continued his postdoctoral education at The Ohio State University.

American Biogenetic Sciences, Inc., based in Copiague, NY, is a development stage company engaged in researching and developing diagnostic tests for cardiopulmonary conditions and treatments for neurological disorders, including epilepsy, migraine, mania, and Alzheimer's disease.

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For more information, please contact:

Investor Contact:
Thomas Redington
Redington, Inc.
Tel: 203-222-7399
E-mail: info@redingtoninc.com

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